Exhibit 31.2

CHIEF FINANCIAL OFFICER
CERTIFICATION PURSUANT TO SECTION 302

I, Mirta A Negrini, Chief Financial Officer, certify that:

1.	I have reviewed this Amendment No. 1 to annual report on Form 10-K of Dolphin Digital Media, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 1, 2017	/s/ Mirta A Negrini
Mirta A Negrini
Chief Financial Officer